UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934.

Date of Report: January 18, 2013

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2013, SciClone Pharmaceuticals, Inc. (the “Company”) (through its subsidiary SciClone Pharmaceuticals International China Holding Ltd.) entered into a new agreement under which Zadaxin® will be imported into the People’s Republic of China.

Under the Re-Exportation Agreement (the “Agreement”) with Sinopharm Holding Hong Kong Co., Limited (“Re-Exporter”) and Sinopharm Holding Lingyun Biopharmaceutical (Shanghai) Co., Limited (“Importer”), the Re-Exporter will purchase Zadaxin® from the Company’s subsidiary, which the Importer will import into the People’s Republic of China for further distribution.

The Re-Exporter’s and Importer’s rights under the Agreement are exclusive during the term of the Agreement. The Agreement term expires December 31, 2015, provided that the Agreement will automatically renew for one year terms unless cancelled by either party as provided in the Agreement.

The exclusive rights are subject to Re-Exporter’s fulfillment of certain conditions, including ordering minimum agreed quantities of Zadaxin based upon an annual budget determined by the parties.

The Company believes that the Agreement further strengthens its longstanding mutually beneficial relationship with the Sinopharm group, one of the leading companies operating in the healthcare market in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2013	SCICLONE PHARMACEUTICALS, INC.

	By:	/S/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance